Exhibit 99.1

Penn Virginia Resource Partners, L.P.

Penn Virginia GP Holdings, L.P.

Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	Stephen R. Milbourne
Director – Investor Relations
Phone: (610) 975-8204 Fax: (610) 975-8201
E-Mail: invest@pvrpartners.com

PVR AND PVG ANNOUNCE RECOMMENDATIONS FROM ADDITIONAL

PROXY ADVISORY FIRMS IN SUPPORT OF PVG’S MERGER WITH PVR

AND ANNOUNCE SETTLEMENT OF MERGER- RELATED LITIGATION

RADNOR, PA – February 2, 2011 . . . Penn Virginia Resource Partners, L.P. (NYSE: PVR) and Penn Virginia GP Holdings, L.P. (NYSE: PVG) today announced that additional independent proxy advisory firms, Glass Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”) recommended that PVR and PVG unitholders vote “FOR” the proposals to adopt the merger agreement at each partnership’s special meeting of unitholders to be held on February 16, 2011 and “FOR” the other merger-related proposals contained in the partnerships’ joint proxy statement filed with the Securities and Exchange Commission (“SEC”). As previously announced, leading independent proxy advisory firm Institutional Shareholder Services (“ISS”) has also recommended that PVR and PVG unitholders vote “FOR” the proposals to adopt the merger agreement and “FOR” the other merger-related proposals. As also previously announced, under the terms of the merger agreement, PVG unitholders will receive 0.98 PVR limited partnership units in exchange for each PVG limited partnership unit owned at closing. The merger transaction would be completed with 100 percent equity consideration and would result in PVR owning its general partner, the cancellation of PVG’s incentive distribution rights and the cancellation of the PVR limited partnership units owned by PVG.

“We are pleased that Glass Lewis and Egan-Jones, leading independent proxy advisory firms, also support the merger,” said the partnerships’ Chief Executive Officer, William H. Shea, Jr. “Their positive recommendations reinforce the belief of the boards of the general partners of PVR and PVG that the merger offers significant strategic benefits to the unitholders of both PVR and PVG. We look forward to completing this transaction and we urge PVR and PVG unitholders to follow the recommendations of ISS, Glass Lewis and Egan-Jones and to vote “FOR” the adoption of the merger agreement.”

PVR and PVG also announced that they have entered into a proposed settlement of the pending PVG unitholder litigation concerning the merger transaction. The settlement is subject to court approval. Under the terms of the proposed settlement, PVG and PVR will file a supplemental joint proxy statement which contains several additional disclosures concerning the merger transaction. There will be no changes to the merger agreement previously executed by PVG, PVR and certain of their affiliates as a result of the proposed settlement.

“Although we believe the claims in these lawsuits are wholly without merit, we feel this settlement will eliminate the uncertainty, distraction, burden and expense of continued litigation and will permit the merger to proceed without possible delays from litigation,” said Mr. Shea.

PVR’s Special Meeting of the Unitholders will be convened as scheduled at 10 a.m. Eastern Time on Wednesday, February 16, 2011, at The Villanova University Conference Center, 601 County Line

Road, Radnor, Pennsylvania 19087. PVR unitholders of record at the close of business on December 20, 2010, are entitled to receive notice and to vote at the special meeting. The board of directors of PVR’s general partner recommends unitholders vote “FOR” the proposal to adopt the merger agreement today – by telephone, by Internet, or by signing, dating and returning PVR’s white proxy card. PVR unitholders should note that their vote on the merger proposal is very important and a failure to vote will have the same effect as voting against the merger.

PVG’s Special Meeting of the Unitholders will be convened as scheduled at 11 a.m. Eastern Time on Wednesday, February 16, 2011, at The Villanova University Conference Center, 601 County Line Road, Radnor, Pennsylvania 19087. PVR unitholders of record at the close of business on December 20, 2010, are entitled to receive notice and to vote at the special meeting. The board of directors of PVG’s general partner recommends unitholders vote “FOR” the proposal to adopt the merger agreement today – by telephone, by Internet, or by signing, dating and returning PVG’s white proxy card. PVG unitholders should note that their vote on the merger proposal is very important and a failure to vote will have the same effect as voting against the merger.

PVR and PVG unitholders are encouraged to read the partnerships’ definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the boards’ recommendation that unitholders vote “FOR” the approval and adoption of the merger agreement and the merger.

PVR or PVG unitholders who have questions about the merger proposal or who need help voting their units should contact our proxy solicitation agent, Morrow & Co., LLC, at 800-573-4370 (banks and brokers call: 203-658-9400).

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PVR and PVG have filed a joint proxy statement/prospectus and other documents with the SEC in relation to their proposed merger. Investors are urged to read these documents carefully because they contain important information regarding PVR, PVG, and the transaction. A definitive joint proxy statement/prospectus has been sent to unitholders of PVR and PVG seeking their approvals as contemplated by the Merger Agreement. Investors may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about PVR and PVG, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by contacting Investor Relations at (610) 975-8204 or invest@pvrpartners.com or by accessing www.pvresource.com or www.pvgpholdings.com.

PVR, PVG, and the officers and directors of the general partner of each partnership may be deemed to be participants in the solicitation of proxies from their security holders. Information about these entities and persons can be found in PVR’s and PVG’s Annual Reports on Form 10-K for the year ended December 31, 2009. Additional information about such entities and persons may also be obtained from the joint proxy statement/prospectus.

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Forward Looking Statements

Certain statements by PVR and PVG contained herein that are not descriptions of historical facts are “forward-looking” statements by PVR and PVG as defined by federal law. Because such statements, including those relating to projections of expected dilution and accretion to distributable cash flow as a result of the merger, and our ability to complete our previously announced merger include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies are discussed in more detail in PVR’s and PVG’s press releases and public periodic filings with the SEC including PVR and PVG’s Annual Reports on Form 10-K for the year ended December 31, 2009 and most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine PVR’s and PVG’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. PVR and PVG undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.

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Penn Virginia Resource Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and manages coal and natural resource properties and related assets, and owns and operates midstream natural gas gathering and processing businesses. We own more than 900 million tons of proven coal reserves in Northern and Central Appalachia, and the Illinois and San Juan Basins; our midstream natural gas assets are located principally in Texas, Oklahoma and Pennsylvania and include more than 4,100 miles of natural gas gathering pipelines and 6 processing systems with approximately 400 million cubic feet per day of capacity. For more information about PVR, visit our website at www.pvresource.com.

Penn Virginia GP Holdings, L.P. (NYSE: PVG) is a publicly traded limited partnership which owns the general partner interest, all of the incentive distribution rights and an approximate 37 percent limited partner interest in PVR, a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business. For more information about PVG, please visit our website at www.pvgpholdings.com.

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